EXHIBIT 10.20

EMPLOYEE NONCOMPETITION/CONFIDENTIALITY AGREEMENT

    THIS AGREEMENT made this 10th day of February, 1999 between Oxboro Medical International, Inc. (the "Company"), with its principal place of business at 13828 Lincoln Street NE, Ham Lake, Minnesota 55304 and Matthew E. Bellin, residing at 8270 Havelock Court, Apple Valley, Minnesota 55337 ("Employee").

    WHEREAS, the Company is engaged in the business of developing, manufacturing, marketing and selling disposable medical devices and supplies;

    WHEREAS, Oxboro Outdoors, Inc. ("Outdoors"), a wholly-owned subsidiary of the Company, is engaged in the business of developing, manufacturing, marketing and selling various hunting, fishing and other outdoor recreational products;

    WHEREAS, the Employee is being hired by the Company as its President and Chief Operations officer to perform the duties consistent with such positions and such additional duties as may from time to time be directed by the Board of Directors of the Company;

    WHEREAS, the Employee has entered into this Agreement in consideration of the Company's offer of employment and the benefits associated with that position, and of being given access of confidential business information; and

    WHEREAS, the terms of this Agreement are designed, in large part, to prevent Employee's use or disclosure of such confidential business information to or on behalf of anyone else other than the Company or Outdoors and to protect the Company's and Outdoors' abilities to maintain its exclusive method of operation and good will without unduly impairing the Company's right to work elsewhere.

    NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, terms and conditions herein contained, it is hereby agreed by and between the parties hereto as follows:

    1.  As a condition of my employment as of the date of this Agreement, I will not engage in any activity, employment, investment, interest or association, directly or indirectly, that (a) is hostile or adverse to or competitive with the business of the Company or Outdoors, (b) interferes with the proper and efficient performance of my duties at the Company and/or (c) interferes with the independent exercise of my judgment in the Company's best interests.

    2.  At the time I leave the employ of the Company, I will return to the Company all papers, lists, notes, memoranda, specifications, devices, documents, both in written and in electronic or magnetic or any other form, and any other material containing or disclosing any confidential or proprietary customer, product, pricing, service, supplier or other business information about or regarding the Company or Outdoors.

    3.  At all times during and after my employment, I will not disclose or allow any disclosure to anyone outside the Company nor use or allow the use for any purpose other than my work for the Company: (a) any confidential or proprietary business information or trade secrets of the Company or Outdoors, including, without limitation, products, concepts, techniques, processes, methods, systems, cost data, computer programs, prices, services, work in process, customers, prospects and/or suppliers; or (b) any information the Company or Outdoors has received from others which the Company and/or Outdoors is obligated to treat as confidential or proprietary.

    4.  For a period of one (1) year after termination of my employment, I will not assist any other company, entity or persons, whether as director, employee, officer, contractor, agent, representative, consultant or volunteer, to develop, market or sell "competitive products or services," or to solicit or assist others in soliciting current customers or known prospective customers of the Company or Outdoors with respect to "competitive products or services." For purposes of this agreement, "competitive products or services" means any products or services which compete with those products or services marketed, developed or in the process of development or sold by the Company or Outdoors at the time of the termination of my employment with the Company.

    5.  While I am employed at the Company and for a period of one (1) year following the date of the termination of my employment at the Company, I will not persuade or attempt to influence, directly or indirectly, any employee of the Company or Outdoors to terminate his or her employment with the Company or Outdoors or to work for me or any other person or entity.

    6.  I acknowledge that the Company may terminate my employment at any time and that the terms and conditions of this Agreement shall survive termination of my employment.

    7.  If court proceedings are required to enforce any provision or to remedy any breach of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorney's fees. I agree that this Agreement shall be governed by the laws of the State of Minnesota and that venue for any action arising out of this Agreement shall be in Hennepin County, Minnesota, or in the local Federal District Court. If any provision of this Agreement is void or is so declared, such provision shall be modified by the court to fulfill the intent of this Agreement to the maximum extent allowed by the Court and this Agreement and shall otherwise remain in full force and effect.

    HAVING READ AND FULLY UNDERSTOOD THIS AGREEMENT, I have signed my name this 10 day of February, 1999.